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                                   Exhibit 22

Subsidiaries of Registrant

         The Company owns all of the outstanding stock of the subsidiaries listed below, each of which is included in the Consolidated Financial Statements of the Company. All other former subsidiaries of the Company were either merged with and into the Company or a subsidiary of the Company listed below.

         Name                                      State of Incorporation
         ----                                      ----------------------
Fawn Hollow, Inc.                                        Pennsylvania
FPA Mortgage Corporation                                 Florida
FPA Mortgage Investments, Inc.                           Florida
FPA Voorhees, Inc.                                       New Jersey
Orleans Construction Corporation                         Pennsylvania
Orleans Corporation                                      Pennsylvania
Orleans Corporation of New Jersey                        New Jersey
Orleans Property Management Services Corp.               Pennsylvania
Timber Glen, Inc.                                        New Jersey
Versailles at Europa, Inc.                               New Jersey

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